Exhibit 99-1

news release
FiberMark
161 Wellington Road
P.O. Box 498
Brattleboro, VT 05302

Tel 802 257 5981
Fax 802 257 5900
E-mail: info@fibermark.com

FOR IMMEDIATE RELEASE	Contact:	Janice C. Warren

Director of Investor Relations and Corporate Communications

FIBERMARK REPORTS FOURTH-QUARTER AND YEAR-END 2002 RESULTS

BRATTLEBORO, VERMONT—March 27, 2003— FiberMark, Inc. (NYSE:FMK) today reported a loss of $54.0 million, or $7.69 per share, for the year ended December 31, 2002 compared with a loss of $18.8 million, or $2.74 per share, for 2001.  The company also reported a loss of $58.1 million, or $8.22 per share, for the quarter ended December 31, 2002 compared with a loss of $7.5 million, or $1.08 per share, for the comparable period of 2001.  On February 11, 2003, the company reported sales and earnings before interest, taxes, depreciation and amortization for the quarter- and year-ended December 31, 2002.

During 2002 the company recorded a valuation allowance of $18.4 million against U.S. deferred tax assets.  The company’s pre-tax loss for 2002 was $40.6 million, which included a $42.9 million goodwill impairment charge and a net gain of $3.0 million related to a purchase and sale of business and technology.  The goodwill impairment charge and the tax valuation allowance are non-cash charges.

The company intends to file its Annual Report on Form 10-K with the Securities and Exchange Commission on March 31, 2003.

FiberMark, headquartered in Brattleboro, Vt., is a leading producer of specialty fiber-based materials meeting industrial and consumer needs worldwide. Products include filter media for transportation, vacuum bag and fast food applications; base materials for specialty tapes, electrical, electronics and graphic arts applications, wallpaper, building materials and sandpaper and cover/decorative materials for office and school supplies, publishing, printing and premium packaging. The company has 12 facilities in the eastern United States and Europe.

This press release contains forward-looking statements.  Actual results may differ depending on the economy and other risk factors discussed in the company’s Form 10K filed with the SEC March 29, 2002 and accessible on the company’s Web site: www.fibermark.com

FIBERMARK, INC.

Consolidated Statements of Income

Three Months Ended December 31, 2002 and 2001

(In thousands, except per share amounts)

Unaudited

	2002	2001

Net sales	$97,323	$101,038

Cost of sales	87,273	92,297

Gross profit	10,050	8,741

Selling, general and administrative expenses	10,549	9,518

Facility closure expense	(955)	2,379
Sale of technology	(2,997)	(1,773)
Goodwill impairment	42,878	—

Loss from operations	(39,425)	(1,383)

Other expense, net	399	1,882

Interest expense, net	8,605	8,450

Loss before income taxes	(48,429)	(11,715)

Income tax expense (benefit)	9,658	(4,253)

Net loss	$(58,087)	$(7,462)

Basic earnings per share
Net loss	$(8.22)	$(1.08)

Diluted loss per share	$(8.22)	$(1.08)

Average Basic Shares Outstanding	7,066	6,903
Average Diluted Shares Outstanding	7,066	6,903

FIBERMARK, INC.

Consolidated Statements of Income

Twelve Months Ended December 31, 2002 and 2001

(In thousands, except per share amounts)

Unaudited

	2002	2001

Net sales	$397,199	$394,321

Cost of sales	324,692	342,888

Gross profit	72,507	51,433

Selling, general and administrative expenses	38,089	31,275

Facility closure expense	(955)	25,993
Sale of technology	(2,997)	(12,336)
Goodwill impairment	42,878	—

Income (loss) from operations	(4,508)	6,501

Other expense, net	1,464	5,429

Interest expense, net	34,590	27,126

Loss before income taxes and extraordinary item	(40,562)	(26,054)

Income tax expense (benefit)	13,432	(7,937)

Loss before extraordinary item	(53,994)	(18,117)

Extraordinary item:
Loss on early extinguishment of debt (net of income tax benefit)	—	(696)

Net loss	$(53,994)	$(18,813)

Basic earnings per share
Loss before extraordinary item	$(7.69)	$(2.64)
Extraordinary item	—	(0.10)
Net loss	$(7.69)	$(2.74)

Diluted loss per share	$(7.69)	$(2.74)

Average Basic Shares Outstanding	7,023	6,876
Average Diluted Shares Outstanding	7,023	6,876

FIBERMARK, INC.

Consolidated Balance Sheets

December 31, 2002 and 2001

(In thousands, except per share amounts)

	2002	2001
ASSETS
Current assets:
Cash	$35,567	$23,266
Accounts receivable, net of allowances of $1,776 in 2002, $1,423 in 2001	50,386	46,137
Inventories	64,569	64,463
Prepaid expenses	1,591	1,535
Deferred income taxes	—	2,056

Total current assets	152,113	137,457

Property, plant and equipment, net	225,506	211,384
Goodwill, net	98,460	145,252
Other intangible assets, net	11,478	11,753
Deferred income taxes	—	1,621
Other long-term assets	1,347	1,633
Other pension assets	5,011	7,839

Total assets	$493,915	$516,939

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$3,188	$2,590
Accounts payable	27,344	27,067
Accrued liabilities	22,461	31,661
Accrued income taxes payable	4,330	369
Deferred income taxes	538	—

Total current liabilities	57,861	61,687

Long-term liabilities:
Revolving credit line	—	94
Long-term debt, less current portion	341,073	339,183
Deferred income taxes	14,952	—
Other long-term liabilities	43,800	35,438

Total long-term liabilities	399,825	374,715

Total liabilities	457,686	436,402

Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $.001 per share; 2,000,000 shares authorized, and none issued	—	—

Series A Junior participatory preferred stock, par value $.001; 7,066 shares authorized, and none issued	—	—

Common stock, par value $.001 per share; 20,000,000 shares authorized 7,070,026 and 7,066,226 shares issued and outstanding in 2002 and 6,907,258 and 6,903,458 shares issued and outstanding in 2001	7	7
Additional paid-in capital	65,496	64,954
Retained earnings (accumulated deficit)	(29,931)	24,063
Accumulated other comprehensive income (loss)	692	(8,452)
Less treasury stock, 3,800 shares at cost in 2002 and 2001	(35)	(35)

Total stockholders’ equity	36,229	80,537

Total liabilities and stockholders’ equity	$493,915	$516,939